SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-956-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On April 13, 2010, NVR, Inc. (the “Company”), entered into a “stalking horse” Asset Purchase Agreement (the “Agreement”) with Orleans Homebuilders, Inc. and certain of its affiliates (collectively, the “Seller”), under which the Company agreed to purchase substantially all of the land under development, homebuilding work in process and other related assets of the Seller (together, the “Assets”), subject to the terms and conditions contained in the Agreement. The Seller is a debtor in a Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The effectiveness of the Agreement was subject to the approval of the Bankruptcy Court, which the Seller sought to obtain by filing with the Bankruptcy Court a motion for approval. On May 19, 2010, the Seller, without the Company’s consent, withdrew its motion requesting that the Agreement be approved. The Seller has publicly announced plans to file a plan of reorganization rather than continuing with an auction process to sell the Assets under Section 363 of the U.S. Bankruptcy Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date: May 24, 2010	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President and Chief Financial Officer